Accidental Death & Dismemberment Excess of Loss

Reinsurance Agreement
Effective:  January 1, 2014

The Prudential Insurance Company of America
a New Jersey corporation

Reinsurer(s)                                                                                                                   Participation(s)

AXIS Insurance Company                                                                                                 15.0%
Equinox Management Group, Inc.
for and on behalf of Specialty Accident and Sickness Facility                                                      4.0%
 RGA Reinsurance Company                      31.0%
SCOR Global Life USA Reinsurance Company                                                                             20.0%
ZON Re - USA, LLC
for and on behalf of Zurich American Insurance Company                                                        20.0%

Through Aon UK Limited trading as Aon Benfield
Lloyd's Underwriters Per Signing Page(s)                                                                                      10.0%
Total                                                                                                                                    100.0%

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ACCIDENTAL DEATH AND DISMEMBERMENT EXCESS OF LOSS REINSURANCE AGREEMENT

ARTICLE                                                                                                                      PAGE

COVERAGE                                                                                                                          2

TERM                                                                                                                                   2

SPECIAL TERMINATION                                                                                               3

TERRITORY                                                                                                                       3

EXCLUSIONS                                                                                                                    4

DEFINITIONS                                                                                                                    4

RETENTION AND LIMIT                                                                                                5

NET RETAINED LIABILITY                                                                                          6

RATE AND PREMIUM                                                                                                   6

EXTRA CONTRACTUAL OBLIGATIONS                                                                   6

REPORTS AND REMITTANCES                                                                                   7

RESERVES AND FUNDING                                                                                              7

LOSS NOTICES AND SETTLEMENTS                                                                           10

DELAYS, ERRORS, OR OMISSIONS                                                                              10

ENTIRE AGREEMENT/AMENDMENTS                                                                        10

ACCESS TO RECORDS                                                                                                     10

CONFIDENTIALITY AND PRIVACY                                                                             11

     INSOLVENCY                                                                                                                     11

ARBITRATION                                                                                                                 14

SEVERABILITY                                                                                                                 16

TAXES                                                                                                                                16

DEFERRED ACQUISITION COSTS TAX                                                                     16

CURRENCY                                                                                                                         17

SERVICE OF SUIT                                                                                                             17

COMPLIANCE                                                                                                                  18

AGENCY                                                                                                                            18

NOTICES AND AGREEMENT EXECUTION                                                              19

INTERMEDIARY                                                                                                            19

SANCTIONS                                                                                                                   19

PASSIVE WAR EXTENSION                                                                                        20

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ACCIDENTAL DEATH AND DISMEMBERMENT EXCESS OF LOSS REINSURANCE AGREEMENT

THIS AGREEMENT is made and entered into by and between PRUDENTIAL INSURANCE COMPANY OF AMERICA, a New Jersey corporation, and/or any subsidiaries or affiliated companies (hereinafter called the "Company") of the one part, and the various Reinsurers as identified by the Interests and Liabilities Agreements attaching to and forming a part of this Agreement (hereinafter called the "Reinsurers") of the other part.

The parties hereto agree as hereinbelow, in consideration of the mutual covenants contained in the following Articles and upon the terms and conditions set forth therein:

COVERAGE

The  Reinsurers  will  indemnify  the  Company  in  respect  to  Accidental  Death  and
Dismemberment benefits for business classified by the Company as:

BASIC ACCIDENTAL DEATH AND DISMEMBERMENT, OPTIONAL ACCIDENTAL  DEATH  AND  DISMEMBERMENT,  BUSINESS  TRAVEL ACCIDENT AND PERSONAL ACCIDENT INSURANCE AND BUSINESS UNDERWRITTEN FOR THE COMPANY BY JOHNSON, ROONEY, WELCH INCORPORATED.

All reinsurance for which the Reinsurers will be obligated by virtue of this Agreement will be subject to the same terms, conditions, interpretations, waivers, modifications, and alterations as the respective policies of the Company to which this Agreement applies.  Nothing herein will in any manner create any obligations or establish any rights against the Reinsurers in favor of any third parties or any persons not parties to this Agreement except as provided in the Insolvency Article.

TERM

This Agreement will apply to all losses occurring during the 12-month term extending from 12:01 a.m. standard time (as set forth in the Company's policies) on January 1, 2014, to
12:01 a.m. standard time on January 1, 2015, on policies in force as of 12:01 a.m. standard time on January 1, 2014, or written or renewed with effective dates during the term of this Agreement.

Notwithstanding  the  expiration  of  this  Agreement  as  hereinabove  provided,  the provisions of this Agreement will continue to apply to all obligations and liabilities of the parties incurred hereunder to the end that all such obligations and liabilities will be fully performed and discharged.

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SPECIAL TERMINATION

The Company, at its sole discretion, may terminate any Reinsurer's participation hereon at any time and the Reinsurer will have no liability for losses occurring subsequent to said termination, but will remain liable for losses occurring prior to said termination  by giving 30 days prior written notice to said Reinsurer upon the happening of any one of the following circumstances:

A.
The Reinsurer or its parent company have been assigned a Standard & Poor's Insurer Financial Strength Rating of less than BBB-, an A.M. Best's Financial Strength Rating of less than A-, or a Moody's rating of less than BAA3;

B.            The Reinsurer ceases assuming new and renewal accident and health treaty reinsurance; C.A state insurance department or other legal authority orders the Reinsurer to cease writing business;

D.
The Reinsurer has become insolvent or has been placed into liquidation or receivership (whether voluntary or involuntary), or there has been instituted against it proceedings for the appointment of a receiver, liquidator, rehabilitator, conservator, or trustee in bankruptcy, or other agent known by whatever name, to take possession of its assets or control of its operations;

E.
The Reinsurer's surplus has been reduced by whichever is greater, either 20% of the amount of surplus at the inception of this Agreement or 20% of the amount at the latest anniversary, or the Reinsurer has lost or reduced more than 20% of its paid-up capital (this provision E. will not apply to Underwriting Members of Lloyd's, London);

F.	The Reinsurer has merged with or has become acquired or controlled by any company, corporation, or individual(s) not controlling the Reinsurer's operations previously;

G.            The  Reinsurer  has  reinsured  its  entire  liability  under  this  Agreement  without  the
Company's prior written consent.

H.            Any uncured material breach of the “Confidentiality and Privacy” section.

If said Reinsurer's participation is so terminated, it will immediately return the unearned portion of any deposit premium paid hereunder, if any, and the minimum premium provision will be waived.

TERRITORY

The territorial scope of this Agreement will follow that of the Company's policies.

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EXCLUSIONS

This Agreement does not apply to and specifically excludes the following: A.Assumed reinsurance.

B.            Participation in any pool or association of insurers and/or reinsurers.

C.
War.  Claims caused or contributed to by war (whether declared or undeclared).  The term "war" refers to combat between combatants of two or more sovereign states for purposes of amassing empires, acquiring territory, or protecting national interests. Combatants, as used in the definition of "war", are individuals who are (1) aligned with a sovereign state involved in the war, (2) under the command of a responsible party, (3) openly carry arms, (4) wear distinctive insignia or uniforms, and (5) operate lawfully in accordance with the laws and customs of war.   However, it is hereby understood and agreed that terrorism is not considered an act of war and losses arising from terrorism during war would be covered hereunder.  "Terrorism" is defined as an act of violence committed or threatened to be committed by (a) a person or persons not acting on behalf of a sovereign state; or (b) clandestine state agents.

D.            Credit Card business.

E.            Airport Coupon and ticket business. F.Disability business.

G.            Medical business (other than accident medical). H.Professional Sports business.

I.            Loss, claim or liability as excluded per the Company's policies.

J.            American Institute of Certified Public Accountants (AICPA) #14273.

DEFINITIONS

The following terms, wherever used in this Agreement, will have the meanings set forth herein, and will be deemed to refer to the singular, plural, or otherwise inflected forms of such terms, as the context requires:

A.
"Loss" will mean the amount of any benefit, settlement, award, or judgment, including any claim interest, paid by the Company or for which the Company has become liable to pay including 100% of any claims related extra contractual obligations.  All recoveries and subrogations, which are actually recovered, and reinsurance inuring to the benefit of this Agreement (whether recovered or not), will be deducted from the amount of the loss.   All recoveries or payments recovered or received subsequent to any settlement

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hereunder  will  be  applied  as  if  received  prior  to  the  aforesaid  settlement  and  all necessary adjustments will be made by the parties hereto. There will be no recovery hereunder  for  loss  from  the  Reinsurers  without  the  original  benefit  amount  first exceeding $750,000 each life, each accident. Loss will not include loss expense.

B.
"Loss expense" will mean all expenses incurred by the Company in the investigation, appraisal, adjustment, litigation and/or defense of claims under policies reinsured hereunder, including court costs, interest accrued prior to final judgment if included as part of expense on reinsured policies, and interest accrued after final judgment, but excluding internal office expenses, salaries, per diem, and other remuneration of regular Company employees.  Such loss expense, where incurred in connection with claims involving this reinsurance will be apportioned between the Company and the Reinsurers in  proportion  to  their  respective  interests  as  finally  determined  in  addition  to  the retention and limit of this Agreement.  However, in the event a verdict or judgment is reduced by an appeal or a settlement, subsequent to the entry of the judgment, resulting in an ultimate saving on such verdict or judgment, or a judgment is reversed outright, the loss expense incurred in securing such final reduction or reversal will be prorated between the Reinsurers and the Company in the proportion that each benefits from such reduction or reversal, and the expenses incurred up to the time of the original verdict or judgment will be prorated in proportion to each party's interest in such verdict or judgment.

C.
"Net earned premium" will mean the gross earned premium of the Company for the classes of business reinsured hereunder as specified in the Coverage Article, less the earned portion of premium paid for reinsurance that inures to the benefit of this Agreement.

D.	"Policies" will mean all policies, binders, contracts, or agreements of insurance or reinsurance, whether written or oral.

RETENTION AND LIMIT

No claim will be made hereunder unless the Company has first sustained a loss of
$750,000 each life, each accident.  The Reinsurers will then indemnify the Company for the amount of loss in excess of $750,000 each life, each accident.  The limit of liability to the Reinsurers will not exceed $5,250,000 each life, each accident, plus their proportionate share of loss expense.  Should any loss involve this Agreement, the obligation of the Reinsurers will be reinstated immediately and automatically as to any subsequent loss for the full amount of reinsurance as set forth above.  Notwithstanding the foregoing, the annual aggregate limit of liability of the Reinsurers will be $60,000,000 for the term of this Agreement, plus their proportionate shares of loss expense.  In the event of a claim involving a Business Travel Accident policy and an Accidental Death and Dismemberment policy, the Business Travel Accident policy will be used first to satisfy the retention under this Agreement.

There will be an aggregating specific deductible initially equaling $3,000,000 for the term  of  this  Agreement.  Within  90  days  following  the  expiration  of  this  Agreement,  the

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Company will adjust the aggregating specific deductible against a rate of 1.40% of its net earned premium and will advise the Reinsurers of the resulting aggregating specific deductible amount. Should said adjustment exceed the initial aggregating specific deductible of $3,000,000 and any reinsurance reimbursements be received from the Reinsurers during the term of this Agreement, the Company will refund to the Reinsurers the calculated aggregating specific deductible less the initial aggregating specific deductible of $3,000,000 at the time it makes the report to the Reinsurers.

NET RETAINED LIABILITY

This Agreement will apply only to that portion of any insurance that the Company retains net for its own account, and such portion will be used in calculating the amount of any loss hereunder as well as the amount in excess of which this Agreement attaches; however, recovery from any underlying reinsurance will inure to the sole benefit of the Company and will be disregarded  for  the  purposes  of  this  Agreement.    The  amount  of  the  Reinsurers'  liability hereunder with respect to any loss will not be increased by the inability of the Company to collect from any other reinsurers any amounts that may have become due from them, whether such inability arises from the insolvency of such reinsurers or otherwise.

RATE AND PREMIUM

For the term of this Agreement, there will be a minimum and deposit premium hereon of
$4,900,000, payable in equal quarterly installments of $1,225,000 on January 1, 2014, April 1,
2014, July 1, 2014, and October 1, 2014.  At Agreement expiration, the Company will adjust the minimum and deposit premium against a rate of 2.55% of its net earned premium.

EXTRA CONTRACTUAL OBLIGATIONS

This Agreement will cover any losses arising from claims related extra contractual obligations awarded by a court of competent jurisdiction, if subject to all the other terms of this Agreement, the Company through written communication, in advance of any claims related extra contractual obligations, notifies the Reinsurers of such loss that may involve extra contractual obligations.  Recognizing the urgent nature of these communications, the Reinsurers agree to respond within 10 business days of receipt of such notice.  If a Reinsurer concurs in writing to the actions or decisions proposed by the Company, then that Reinsurer will share in any claims related extra contractual obligations in proportion to the Reinsurer’s interest in the underlying claim.  If a Reinsurer does not respond within 10 business days, it will be deemed to have concurred with the Company's action or decision.  If a Reinsurer does not concur with the Company on the proposed action, said Reinsurer will remit its share of the loss and with that payment the Reinsurer will be released from its liability as respects that claim.  The amount of loss is defined as the amount of benefit claimed and related loss expense as of the date of the request of the consultation.

"Extra contractual obligations" as used in this Agreement will mean those liabilities not covered under any other provision of this Agreement, which arise from the handling of any claim

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on business covered hereunder, such liabilities arising because of, but not limited to, the following:   failure to settle within the policy limit, by reason of alleged or actual negligence, fraud, or bad faith in rejecting an offer of settlement, in the preparation of the defense, in the trial of any action against the insured, or in the preparation or prosecution of an appeal consequent upon such action.

There will be no recovery hereunder for an extra contractual obligation loss that has been incurred due to fraud committed by a member of the board of directors, an officer, an agent, employee,  or  a  corporate  officer  of  the  Company,  acting  individually,  collectively,  or  in collusion with a member of the board of directors, a corporate officer, or a partner of any other corporation, partnership, or organization involved in the defense or settlement of a claim on behalf of the Company.

The date on which any extra contractual obligation is incurred by the Company will be deemed, in all circumstances, to be the date of the original loss.  Nothing in this Article will be construed to create a separate or distinct loss apart from the original covered loss that gave rise to the extra contractual obligations discussed in the preceding paragraphs.  In no event will the total liability of the Reinsurers exceed their applicable limit of liability as set forth in the Retention and Limit Article. Notwithstanding the foregoing, there will be no recovery hereunder for extra contractual obligations from the Reinsurers without the original benefit amount first exceeding
$750,000.

If any provision of this Article will be rendered illegal or unenforceable by the laws, regulations, or public policy of any state, such provision will be considered void in such state, but this will not affect the validity or enforceability of any other provision of this Agreement or the enforceability of such provision in any other jurisdiction.

REPORTS AND REMITTANCES

As soon as possible following the expiration of this Agreement, the Company will furnish the Reinsurers with a report of reinsurance premium due them for that period.  Such report will show and properly segregate the Company's premium to which the reinsurance rate applies and contain such other information as may be required by the Reinsurers for completion of their National Association of Insurance Commissioners interim and/or annual statements.   The premium due the Reinsurers will be balanced against the minimum and deposit premium set forth in the Rate and Premium Article, and any balance shown to be due the Reinsurers will be paid within 90 days following the close of the annual period.

RESERVES AND FUNDING

A Reinsurer will provide funding under the terms of this Article only if the Company will be denied statutory credit for reinsurance ceded to that Reinsurer pursuant to the credit for reinsurance statutes or regulations in any applicable jurisdiction.   In the event any of the provisions of this Article conflict with or otherwise fail to satisfy the requirements of the appropriate credit for reinsurance statutes or regulations, this Article will be deemed amended to

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conform to the appropriate statutes or regulations; the intent of this Article being that the Company will be permitted to realize full credit for the reinsurance ceded to the Reinsurers under this Agreement.

As regards policies issued by the Company coming within the scope of this Agreement, the Company agrees that, when it files with the applicable jurisdiction(s) or sets up on its books reserves for policies covered hereunder, which it is required by law to set up, it will forward to the Reinsurers a statement showing the proportion of such reserves applicable to them.  For purposes of this Article, "reserves" will consist of:

A.         Loss and benefits and loss expense paid by the Company but not recovered from the
Reinsurers;

B.         Loss and loss expense reported and outstanding;

C.	An allowance for incurred but not reported losses as carried by the Company on its books; and

D.         Unearned premium (if applicable).

The Reinsurers hereby agree that they will fund such reserves by: A.Cash advances;

B.         Trust agreements;

C.            Escrow accounts for the benefit of the Company; D.Letters of credit;

or a combination thereof.  The Reinsurers will have the option of determining the method of funding referred to above, provided it is acceptable to the Company and each applicable regulatory authority.

If a Reinsurer's choice of funding is or includes a letter of credit, it will apply for and secure delivery to the Company of a clean, irrevocable, unconditional letter of credit, dated on or before December 31 of the year in which the request is made, issued by a member of the Federal Reserve System or any other bank approved for use by the National Association of Insurance Commissioners' Securities Valuation Office and the Company, containing provisions acceptable to the insurance regulatory authorities having jurisdiction over the Company's reserves in an amount equal to the Reinsurer's proportion of such reserves as shown in the statement prepared by the Company.

Any letter of credit will be issued for a period of not less than one year, and will be automatically extended for one year from its date of expiration or any future expiration date unless 30 days prior to any expiration date the issuing bank notifies the Company by registered mail that the issuing bank elects not to consider the letter of credit extended for any additional

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period.  An issuing bank, not a member of the Federal Reserve System or not chartered in the state of domicile of the Company, will provide 60 days notice to the Company prior to any expiration in the event of nonextension.

Notwithstanding any other provisions of this Agreement, the Company or its court- appointed successor in interest may draw upon and apply any amounts which it may draw against such letter of credit or trust agreement (pursuant to the terms of the agreement under which the letter of credit or trust agreement is held), or any other method of funding that may apply, at any time without diminution because of the insolvency of the Company or of any Reinsurer for one or more of the following purposes only:

A.	To reimburse the Company for the Reinsurer's share of unearned premium (if applicable) on policies reinsured hereunder on account of cancellations of such policies.

B.	To pay the Reinsurer's share or to reimburse the Company for the Reinsurer's share of any loss or benefit reinsured by this Agreement, which has not been otherwise paid.

C.
To  make  refund  of  any  sum  in  excess  of  the  actual  amount  required  to  pay  the Reinsurer's share of any liability reinsured by this Agreement.  As respects funding by trust agreement, only those sums in excess of 102% of the actual amount of the Reinsurer's share of the reserves will be subject to refund.

D.
In the event of nonextension of the letter of credit as provided for above, to establish deposit of the Reinsurer's share of reserves under this Agreement.  Such cash deposit will be held in an interest-bearing account separate from the Company's other assets, and interest thereon will accrue to the benefit of the Reinsurer.

E.	To pay the Reinsurer's share of any other amounts the Company claims are due under this Agreement.

The issuing bank will have no responsibility whatsoever in connection with the propriety of withdrawals made by the Company or the disposition of funds withdrawn, except to ensure that withdrawals are made only upon the order of properly authorized representatives of the Company.

At annual intervals, or more frequently as agreed or as required by any regulatory authority, the Company will prepare, for the sole purpose of amending the funding called for in this Article, a specific statement of the Reinsurers' share of reserves under this Agreement.  If the statement shows that the Reinsurers' share of such reserves exceeds the balance of funding as of the statement date, the Reinsurers will, within 30 days after receipt of notice of such excess, make an adjustment increasing the amount of such funding by the amount of such difference.  If, however, the statement shows that the Reinsurers' share of reserves is less than the balance of funding as of the statement date, the Company will, within 30 days after receipt of written request from the Reinsurers release such excess by making the appropriate adjustment. Notwithstanding the foregoing, as respects funding by trust agreement, only those sums in excess of 102% of the actual amount of the Reinsurer's share of the reserves will be subject to release, and any increase in the amount of funding by the Reinsurer must bring the total amount of

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funding to an amount equal to 102% of the actual amount of the Reinsurer's share of the reserves.

LOSS NOTICES AND SETTLEMENTS

The Company will advise the Reinsurers promptly of all losses that, in the opinion of the Company, may involve the Reinsurers under this Agreement and of all subsequent developments pertaining thereto that may materially affect the Reinsurers as well.  Inadvertent omission in dispatching the aforementioned notices will in no way affect the obligation of the Reinsurers under this Agreement, provided the Company informs the Reinsurers of such omission promptly upon discovery.

The Company will have the right to settle all claims under its policies.  The settlements, provided they are within the terms of this Agreement, will be unconditionally binding on the Reinsurers in proportion to their participation in this Agreement.  When so requested, however, the Company will afford the Reinsurers, at the Reinsurers' own expense, an opportunity to be associated with the Company in the defense of any claim, suit, or proceeding involving this Agreement, and the Company and the Reinsurers will cooperate in every respect in such defense. Amounts due the Company hereunder in the settlement of loss and loss expense will be payable by the Reinsurers immediately upon being furnished by the Company with reasonable evidence of the amount paid or to be paid in excess of the Company's retention as set forth in the Retention and Limit Article hereof.

DELAYS, ERRORS, OR OMISSIONS

Any inadvertent delay, error, or omission will not be held to relieve either party hereto from any liability that would attach to it hereunder if such delay, error, or omission had not been made, providing any error or omission will be rectified upon discovery.

ENTIRE AGREEMENT/AMENDMENTS

This Agreement constitutes the entire agreement between the parties.   This Agreement may be altered or amended in any of its terms and conditions by mutual consent of the Company and the Reinsurer by addenda hereto; such addenda will then constitute a part of this Agreement.

ACCESS TO RECORDS

Provided the Company received prior notice and the Reinsurers execute a mutually agreeable confidentiality agreement upon the Company's request, the Reinsurers or their designated representatives will have the right to inspect at any reasonable time, all records of the Company that pertain in any way to this Agreement.

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CONFIDENTIALITY AND PRIVACY

Company acknowledges that Reinsurers are insurance companies which, pursuant to this Agreement, will reinsure certain risks of Company.  To that end, Company will provide certain information concerning the risks in an amount and detail sufficient for Reinsurers to provide reinsurance coverage (“Cession Information”).   Company covenants and agrees that such Cession Information will form a part of Reinsurers’ records which Reinsurers’ must maintain in accordance with the relevant insurance regulations.

Reinsurers acknowledge that in the course of their engagement by Company, Reinsurers may receive or have access to confidential and proprietary information of Company or third parties with whom Company conducts business.   Such information is defined below and collectively  referred  to  as  “Confidential  Information.”     In  recognition  of  the  foregoing, Reinsurers covenant and agree that they:

1. will keep and maintain all Confidential Information in strict confidence, using such degree of care as is appropriate to avoid unauthorized use or disclosure;

2.   will use and disclose Confidential Information solely for the purposes for which such  information,  or  access  to  it,  is  provided  pursuant  to  the  terms  of  this Agreement, and will not use or disclose such information for Reinsurers’ own purposes or for the benefit of anyone other than Company, except as required by applicable law;

3.
will  not,  directly  or  indirectly,  disclose  Confidential  Information  to  anyone outside Reinsurer, except as noted herein or with Company’s prior written consent as permitted under the terms of this Agreement; and;

4.  shall, upon the earlier of (i) completion of an engagement or termination of this Agreement, or (ii) determination that Reinsurers have no need for Confidential Information,  or  (iii)  at  any  time  Company  requests in writing,  dispose  of  all records, electronic or otherwise (except for archival and backup copies and business records required by law to be retained or materials required in connection with arbitration, or with ongoing claims or disputes related to this Agreement) regarding or including any Confidential Information that Reinsurers may then possess or control. Disposal may be achieved, at Company’s option, through prompt delivery of the records to Company or destruction pursuant to Reinsurers’ written policy governing such destruction and in a manner that renders the records unreadable and undecipherable by any means.   Upon any occurrence of (i) or  (ii), or (iii) above, Reinsurers shall promptly certify in writing to Company, in a form reasonably acceptable to Company and executed by an authorized officer of Reinsurers, that all such Confidential Information has been destroyed or returned.

Reinsurers shall be permitted to disclose Confidential Information only to their employees, employees of affiliates, officers, directors, lawyers, accountants, retrocessionaires or auditors  and subcontractors (individually an “Employee” and collectively, “Employees”) having  a  need  to  know  such  information  in  connection  with  the  performance  under  this

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Agreement.   Reinsurers shall instruct all Employees as to their obligations under this Agreement.   Reinsurers shall be responsible for all Employees’ compliance with the terms of this Agreement. If Reinsurers are required by law to disclose Confidential Information, Reinsurers shall, unless prohibited by law, promptly notify Company in writing in advance of such  disclosure,  and  provide  Company  with  copies  of  any  related  information  so  that Company may take appropriate action to protect the Confidential Information.

Confidential  Information  includes  all  business  and  other  proprietary  information  of
Company, written or oral, including without limitation the following:

1. information relating to planned or existing businesses or business initiatives; organizational restructuring plans; and actual and projected sales, profits and other financial information;

2. information    relating    to    technology,    such    as    computer    systems    and systems architecture, including, but not limited to, computer hardware, computer software, source code, object code, documentation, methods of processing and operational methods;

3. information  that  describes  insurance,  annuities  and  financial  services  products and strategies,  including,   but   not   limited   to,  actuarial   calculations,   product designs, product administration and management; tax interpretations, tax positions and treatment of any item for tax purposes;

4. confidential  information,  software  and  material  of  third  parties  with  whom
Company conducts business;

5. information about Company employees and personnel;

6. Company’s     policies,     procedures     and     standards,      including,     without limitation, Company’s privacy and/or security policies, rules and practices, as Company may issue, amend, update, revise   or otherwise make available to Reinsurers from time to time (collectively, “Company Policies”); and

7. "Personal Information,” which means information provided by or at the direction of Company,  or  to  which  access  was  provided  in  the  course  of  Reinsurers’ performance of the Agreements that (i) identifies an individual (by name, signature, address, telephone number or other unique identifier), or   (ii) that can be used to authenticate that individual (including, without limitation, passwords or PINs, biometric data, unique identification numbers, answers to security questions, or other  personal  identifiers).     An  individual’s  social  security  number,  even  in isolation, is Personal Information. Company business contact information is not by itself Personal Information.

Notwithstanding the foregoing, Confidential Information does not include information that (i) is lawfully made available to the general public, (ii) is or becomes generally known to  the  public  not  as  a  result  of  a  disclosure  by  Reinsurers,  (iii)  is  rightfully  in  the

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possession of Reinsurers prior to disclosure by Company, (iv) is received by Reinsurers in good faith and without restriction from a third party not under a confidentiality obligation to Company and having the right to make such disclosure, (v) is developed by Reinsurers independently of any Confidential Information; or (vi) was approved for disclosure by written permission of Company.   The foregoing exceptions do not apply to the disclosure of Personal Information, which shall not be disclosed without Company’s prior written consent unless required by law.

Reinsurers acknowledge that the disclosure of Confidential Information may cause irreparable injury to Company and damages, which may be difficult to ascertain.  Therefore, Company shall, upon a disclosure or threatened disclosure of any Confidential Information, be entitled to injunctive  relief, and Reinsurers shall not object to the entry of an injunction or other equitable relief against Reinsurers on the basis of an adequate remedy at law, lack of irreparable harm or any other reason.

Reinsurers shall notify Company, promptly and without unreasonable delay, but in no event more than two (2) business days  of learning that unauthorized access to, disclosure of, or breach in  the security    of    Confidential    Information    may    have    occurred    or    been attempted  (a  “Security Incident”).  Thereafter, Reinsurer shall, at its own cost and expense:

1. promptly furnish to Company full details of the Security Incident;

2.  reasonably assist and cooperate fully with Company in Company’s investigation of Reinsurers, Employees or third parties related to the Security Incident, including but not limited to providing Company with physical access to the facilities and operations affected, facilitating interviews with Employees and others involved in the matter, and making available all relevant records, logs, files, and data;

3. reasonably cooperate with Company in any litigation or other formal action against third parties deemed necessary by Company to protect its rights; and

4. promptly use its best efforts to prevent a recurrence of any such Security Incident.

In addition to the foregoing, Reinsurers agree that in the event of a Security Incident, Company shall have the sole right to determine (i) whether notice is to be provided to any individuals, regulators, law enforcement agencies, consumer reporting agencies, or others as required by law or regulation, or in Company’s discretion; and (ii) the contents of such notice, whether any type of reasonable remediation may be offered to affected persons, and the nature and extent of any such remediation.  Any such notice or reasonable remediation shall be at Reinsurers’ sole cost and expense.

Reinsurers certify that their treatment of Personal Information is in compliance with applicable laws and/or regulations with respect to privacy and data security and that they have implemented and currently maintain an effective information security program that includes administrative, technical, and physical safeguards to (a) ensure the security and confidentiality of Personal Information; (b) to protect against any anticipated threats or hazards to the security or integrity of such Personal Information; and (c) to protect against unauthorized access to,

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destruction, modification,  disclosure or use of Personal Information which could result in substantial harm or inconvenience to Company, or to any person who may be identified by such Personal Information.  A Reinsurer shall immediately notify Company if it is in material breach of this Section.   At Company’s request, Reinsurers agree to certify in writing to Company, its compliance with the terms of this Section.

INSOLVENCY

(This Article will apply severally to each reinsured company referenced within the definition of "Company" in the Preamble to this Agreement.   Further, this Article and the laws of the domiciliary state will apply in the event of the insolvency of any company intended to be covered hereunder.  In the event of a conflict between any provision of this Article and the laws of the domiciliary state of any company intended to be covered hereunder, that domiciliary state's laws will prevail.)

In the event of a receivership, the reinsurance recoverables due under this Agreement will be payable by the Reinsurers directly to the receiver, after reasonable provision for verification, on the basis of claims allowed against the insolvent Company by any court of competent jurisdiction having authority to allow such claims or allowed by the receiver as a result of the conclusion of the claim filing, approval, and appeal process before the receiver.  Regardless of any provision in this Agreement or other agreement to the contrary, payment will be made without diminution because of such insolvency or because the receiver has failed to pay all or a portion of any claims.

The receiver of the Company will give or arrange to give to the Reinsurers, written notice of the pendency of a claim against the Company, within a reasonable period of time after the initiation of the receivership.  Failure to give such notice will not excuse the obligation of the Reinsurers unless they are substantially prejudiced thereby.   The Reinsurers may interpose, at their own expense, in the proceeding where such claim is to be adjudicated, any defense or defenses which they may deem  available to  the Company or  its  receiver.   The reasonable expense thus incurred by the Reinsurers will be payable, subject to court approval, out of the estate of the insolvent Company as part of the expense of the receivership to the extent of a proportionate share of the benefit which may accrue to the Company in receivership, solely as a result of the defense undertaken by the Reinsurers.

Payments by the Reinsurers will be made directly to the receiver of the Company except where this Agreement or the contract of insurance specifically provides another payee for such reinsurance in the event of the insolvency of the Company.

ARBITRATION

Any dispute (whether during the currency of this Agreement or after expiration or termination of this Agreement) between the Company and the Reinsurer arising out of or in connection with this Agreement, including its formation or actual validity, will be submitted to the decision of two arbitrators and an umpire meeting at a site in Newark, New Jersey unless

14\AQUA0004

Aon Benfield

some other site is mutually agreed by the parties.  The arbitrators and umpire will be impartial and disinterested, active or former executive officers of life or reinsurance companies or Underwriters at Lloyd's, London.

To  the  extent  not  otherwise  mutually  agreed  or  provided  for  in  this  Article,  the procedures and rules applicable to arbitration under the laws of New Jersey, as from time to time set forth, will govern the procedures of the arbitration.  All time limitations stated in this Article may be amended by mutual consent of the parties, and will be amended automatically to the extent made necessary by any circumstances beyond the control of the parties.

All notices in connection with the arbitration will be in writing and sent certified or registered mail, return receipt requested.   The claimant's notice demanding arbitration will reference this Article, will state in particulars all issues to be resolved in its view, and will name the arbitrator appointed by it.  Within 30 days of receipt of the claimant's notice, the respondent will notify the claimant of any additional issues to be resolved in the arbitration and of the name of its appointed arbitrator.

If the respondent fails to appoint its arbitrator within 30 days after having received the claimant's notice demanding arbitration, the claimant is authorized to and will appoint the second arbitrator and will notify the respondent of the name of the arbitrator appointed for it.  The two arbitrators will appoint an umpire before instituting the hearing.   If the two arbitrators fail to agree upon the appointment of an umpire within 30 days after notification of the appointment of the second arbitrator, within 10 days thereafter the claimant will apply to the American Arbitration Association to appoint an umpire.  Notwithstanding the appointment of the umpire by the American Arbitration Association, the arbitration proceedings will not be governed by the American Arbitration Association's commercial arbitration rules, but will be governed by the rules as set out in this Article.  The arbitrators will notify the claimant and the respondent of the umpire's identity within 10 days of the umpire's appointment.

The arbitration hearing will commence within 60 days of the appointment of the umpire. Within 30 days of the date of notice of appointment of the umpire, the claimant and respondent will each submit initial briefs to the board outlining the issues in dispute and the basis and reasons for their respective positions.  Within 10 days after filing of the initial briefs the claimant and the respondent may submit reply briefs.  Initial and reply briefs may be amended by the submitting party at any time, but not later than 10 days prior to the date of commencement of the arbitration hearing.   Reasonable responses will be allowed at the hearing to new material contained in any amendments filed to the briefs but not previously addressed.

Subject to customary and recognized legal rules of privilege, each party will have the obligation to produce as witnesses to the arbitration such of its employees or those of its affiliates as the other party may request, and any documents that the other party may request, providing always that those witnesses and documents be relevant to the issues before the arbitration and provided further that the parties may mutually agree as to further discovery prior to the arbitration.  The arbitrators and umpire may, at its discretion, request and consider underwriting and placement information provided by the Company to the Reinsurer, as well as any correspondence exchanged by the parties that is related to this Agreement.  Upon the petition of

14\AQUA0004

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either the claimant or the respondent, the umpire will be the final judge of rules of privilege and as to relevancy of any witnesses and documents.

The arbitrators and umpire will conduct the hearing and make its award with regard to the terms expressed in this Agreement, the original intentions of the parties to the extent reasonably ascertainable, and the custom and usage of the accident and health insurance and reinsurance business.   At the hearing, evidence will be allowed but the formal rules of evidence will not apply; cross-examination and rebuttal will be allowed.   Within 20 days of the close of the hearing, at their own election or at the request of the arbitrators and umpire, the claimant and the respondent may submit post-hearing briefs to be considered by the board before making its decision.

The arbitrators and umpire will make its award within 30 days following the close of the hearing  or  the  submission  of  post-hearing  briefs,  whichever  is  later.    The  decision  by  the majority of the arbitrators and umpire will be in writing and will be final and binding upon the parties.  The arbitrators and umpire are empowered to grant interim relief, as it may deem appropriate.  The board, however, may not award any exemplary or punitive damages.  Either the claimant or the respondent may apply to the United States District Court in the Company's state of domicile for an order confirming the award; a judgment of such court will thereupon be entered on the award.  If such an order is issued, the party against whom confirmation is sought will pay the attorneys' fees and court costs the applying party incurs in pursuing the order.

The claimant and the respondent will each bear the expense of the arbitrator appointed by or for it and will jointly and equally bear the expense of the umpire and any stenographer requested.  The remaining costs of the arbitration proceedings will be allocated by the board.

SEVERABILITY

If any provision of this Agreement will be rendered illegal or unenforceable by the laws, regulations or public policy of any state, such provision will be considered void in such state, but this will not affect the validity or enforceability of any other provision of this Agreement or the enforceability of such provision in any other jurisdiction.

TAXES

The  Company  will  pay  all  taxes  on  premiums  reported  to  the  Reinsurers  on  this
Agreement.

DEFERRED ACQUISITION COSTS TAX

The Company and the Reinsurers will make a joint election, in accordance with Treas. Reg. 1.848-2(g)(8) (the "Regulation"), issued December 31, 1992, under Section 848 of the Internal Revenue Code (the "Code") and:

14\AQUA0004

Aon Benfield

A.
The  party  with  the  net  positive  consideration  under  this  Agreement  will  capitalize specified policy acquisition expenses with respect to this Agreement without regard to the general deductions limitations of Section 848(c)(1) of the Code;

B.	The election will take effect on the Effective Date and will remain in effect for all subsequent years that this Agreement remains in effect; and

C.
Each party will attach a schedule to its federal income tax return for its first taxable year ending after the election becomes effective that identifies the agreements (including this Agreement) for which joint elections have been made under the Regulation.

Pursuant to this joint election:

AA.
The Company and the Reinsurers will exchange information pertinent to the amount of net consideration under this Agreement to assure consistency or as may otherwise be required by the Internal Revenue Service;

BB.
The Company will submit its calculation of the "net consideration" as defined under the above-referenced Regulation to the Reinsurer not later than May 1 for each and every tax year for which this Agreement is in effect;

CC.            The Reinsurers may challenge such calculation within 30 business days of receipt of the
Ceding Company's calculation; and

DD.
The Parties will act in good faith to reach agreement as to the correct amount of net consideration whenever there is disagreement as to the amount of net consideration as determined under Treas. Reg. 1.848-2(f).

The Company and the Reinsurers represent and warrant that they are subject to U.S. taxation under Subchapter L of Chapter 1 of the Code or Subpart F of Part III of Subchapter N of Chapter 1 of the Code.

CURRENCY

All limits and retentions hereunder are expressed in United States currency, and all payments hereunder will be made in that currency.  For the purposes of this Agreement, amounts paid or received by the Company in currencies other than United States currency will be converted into United States dollars at the actual rates of exchange at which they are entered in the Company's books.

SERVICE OF SUIT

(This Article applies to Reinsurers domiciled outside the United States of America and/or unauthorized  in  any  state,  territory,  or  district  of  the  United  States  of  America  that  has jurisdiction over the Company and in which a subject suit has been instituted.  This Article is not

14\AQUA0004

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intended  to  conflict  with  or  override  the  parties'  obligation  to  arbitrate  their  disputes  in accordance with the Arbitration Article.)

In the event of the failure of any Reinsurer hereon to pay any amount claimed to be due hereunder, such Reinsurer, at the request of the Company, will submit to the jurisdiction of a court of competent jurisdiction within the United States.  Nothing in this Article constitutes or should be understood to constitute a waiver of the Reinsurer's right to commence an action in any court of competent jurisdiction in the United States, to remove an action to a United States District Court, or to seek a transfer of a case to another court as permitted by the laws of the United States or of any state in the United States.  The Reinsurer, once the appropriate court is accepted by the Reinsurer or is determined by removal, transfer, or otherwise, as provided for above, will comply with all requirements necessary to give said court jurisdiction.  In any suit instituted against it upon this Agreement, the Reinsurer will abide by the final decision of such court or of any appellate court in the event of an appeal.

Further, pursuant to any statute of any state, territory, or district of the United States that makes provision therefor, the Reinsurer hereby designates the party named in its Interests and Liabilities Agreement, or if no party is named therein, the Superintendent, Commissioner, or Director of Insurance or other officer specified for that purpose in the statute, or the successor or successors in office, as its true and lawful attorney upon whom may be served any lawful process in any action, suit, or proceeding instituted by or on behalf of the Company or any beneficiary hereunder arising out of this Agreement.

COMPLIANCE

The Company and the Reinsurers each represent that to the best of their knowledge and belief they are, and will use their best efforts to continue to be, in substantial compliance in all material respects with all laws, regulations, and judicial and administrative orders applicable to the business reinsured under this Agreement (collectively, the "Law").   This includes the maintenance of an effective anti-money laundering policy to the extent the Company is required to have such a policy in place.  Neither the Company nor the Reinsurers will be required to take any action under this Agreement that would result in either being in violation of the Law, which for purposes of companies subject to U.S. regulation, including the Reinsurers, will include requirements enforced by the U.S. Treasury Department Office of Foreign Asset Control.  The Company and the Reinsurers acknowledge and agree that a claim under this Agreement is not payable if payment would cause the Reinsurers to be in violation of the Law.  Should either of the parties discover a reinsurance payment has been made in violation of the Law, such party will notify the other parties and all parties will cooperate in order to take all necessary corrective actions.  The Company will return the reinsurance payment to the Reinsurers to the extent, and at such time, as permitted by Law.

AGENCY

For purposes of sending and receiving notices and payments required by this Agreement, the reinsured company that is set forth first in the definition of "Company" in the Preamble to

14\AQUA0004

Aon Benfield

this Agreement will be deemed the agent of all other reinsured companies referenced in the Preamble.  In no event, however, will any reinsured company be deemed the agent of another with respect to the terms of the Insolvency Article.

NOTICES AND AGREEMENT EXECUTION

Whenever a notice, statement, report or any other written communication is required by this Agreement, unless otherwise specified, such notice, statement, report or other written communication may be transmitted by certified or registered mail, nationally or internationally recognized express delivery service, personal delivery, electronic mail, or facsimile. With the exception of notices of termination, first class mail is also acceptable.

The use of any of the following will constitute a valid execution of this Agreement or any amendments thereto:

A.         Paper documents with an original ink signature; or

B.         Facsimile or electronic copies of paper documents showing an original ink signature.

This Agreement may be executed in one or more counterparts, each of which will be deemed an original, but all of which taken together constitute one and the same instrument.

INTERMEDIARY

Aon Benfield Inc., or one of its affiliated corporations duly licensed as a reinsurance intermediary,  is  hereby  recognized  as  the  Intermediary  negotiating  this  Agreement  for  all business hereunder.   All communications (including but not limited to notices, statements, premiums, return premiums, commissions, taxes, losses, loss expenses, salvages, and loss settlements) relating to this Agreement will be transmitted to the Company or the Reinsurers through the Intermediary.   Payments by the Company to the Intermediary will be deemed payment to the Reinsurers.  Payments by the Reinsurers to the Intermediary will be deemed payment to the Company only to the extent that such payments are actually received by the Company.

Aon Benfield Inc. will hold any and all funds collected on the Reinsurers' behalf, in a fiduciary capacity, in a qualified United States financial institution.

SANCTIONS

Neither the Company nor the Reinsurers will be liable for premium or loss under this Agreement if it would result in a violation of any mandatory sanction, prohibition or restriction under  economic  sanctions,  laws  or  regulations  of  the  United  States  of  America  that  are applicable to either party

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Aon Benfield

PASSIVE  WAR EXTENSION

It is agreed that, regardless  of the war exclusion  set forth in the Exclusions  Article, this Extension  covers  claims  caused  or  contributed  to by  or  arising  out  of  war,  invasion,  acts  of foreign enemies,  hostilities, or war-like operations  whether declared or not, civil war, rebellion, revolution, insurrection, military or usurped power, or martial law.

However, this Extension does not cover such claims while the person insured is training or serving  in any capacity as a member of the regular armed forces or while engaging  in any of the aforementioned  events as a member of the regular armed forces.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized representatives.

Signed this 4th  day of March , 2014

PRUDENTIAL INSURANCE COMPANY OF AMERICA

By:           /s/ R. A. Mariano Jr.                                                  .

Title:   VP & Actuary

14\AQUA0004                                                            20                                  Aon Benfield

Interests and Liabilities Contract

attached to and forming part of the

Accidental Death & Dismemberment Excess of Loss

Reinsurance Agreement

Effective: January 1, 2014 entered into by and between

The Prudential Insurance Company of America

a New Jersey corporation and

AXIS Insurance  Company

An Illinois Corporation

(hereinafter referred to as the "Subscribing Reinsurer'')

The Subscribing Reinsurer hereby accepts a 15.0% share in the interests and liabilities  of the

"Reinsurer" as set forth in the attached Agreement captioned above.

This Contract shall become  effective at 12:01 a.m. standard time (as set forth in the Company's policies),  on January 1, 2014, and shall continue  in force until 12:01 a.m. standard time, on January 1, 2015, unless earlier terminated  in accordance with the provisions  of the attached Agreement.

The Subscribing Reinsurer's share in the attached  Agreement shall be separate and apart from the shares of the other reinsurers,  and shall not be joint with the shares of the other reinsurers, it being understood  that the Subscribing Reinsurer shall in no event participate  in the interests and liabilities of the other reinsurers.

[Missing Graphic Reference]
In Witness Whereof, the Subscribing Reinsurer by its duly authorized representative has executed this Contract as of the date specified below:

This 19th    day of February     in the year 2014

AXIS Insurance Company

/s/ Carol Whaley

141L\AQUA000411OFO                                                                                                    Aon Benfield

Interests and Liabilities  Contract

attached to and forming part of the

Accidental Death & Dismemberment Excess of Loss
Reinsurance Agreement

Effective: January 1, 2014 entered into by and between

The Prudential Insurance Company  of America

a New Jersey corporation and

Equinox Management Group, Inc.

for and on behalf of Specialty Accident and Sickness Facility

Oradell, New Jersey

(hereinafter referred to as the "Subscribing Reinsurer')

The Subscribing Reinsurer hereby accepts a 4.0% share in the interests and liabilities of the

"Reinsurer" as set forth in the attached Agreement captioned above.

This Contract shall become effective at 12:01 a.m. standard time (as set forth in the Company's policies), on January 1, 2014, and shall continue in force until12:01 a.m. standard time, on January 1, 2015, unless earlier terminated in accordance with the provisions of the attached Agreement.

The Subscribing Reinsurer's share in the attached Agreement shall be separate and apart from the shares of the other reinsurers, and shall not be joint with the shares of the other reinsurers, it being understood that the Subscribing Reinsurer shall in no event participate in the interests and.liabilities of the other reinsurers.

[Missing Graphic Reference]
In Witness Whereof, the Subscribing Reinsurer by its duly authorized representative has executed this Contract as of the date specified below:

This14th    day of February in the year 2014.

Equinox Ref: 130005

Equinox Management Group, Inc.
For and on behalf of Specialty Accident and Sickness Facility

/s/                                               /s/                                    Partner Re 85%, Ace 15%
Edward McAndrew, Sr. VP/ Lisa Sheridan, V.P.

[Missing Graphic Reference]

141L\AQUA0004\12FZ                                                                                                    Aon Benfield

Interests and Liabilities  Contract

attached to and forming part of the

Accidental Death & Dismemberment Excess of Loss

Reinsurance  Agreement

Effective:  January 1, 2014

entered into by and between

The Prudential Insurance Company of America

a New Jersey corporation and

RGA Reinsurance Company

Chesterfield, Missouri

(hereinafter referred to as the "Subscribing Reinsurer'1

The Subscribing Reinsurer hereby accepts a 31.0% share in the interests and liabilities of the

"Reinsurer" as set forth in the attached Agreement captioned above.

This Contract shall become effective at 12:01 a.m. standard time (as set forth in the Company's policies), on January 1, 2014, and shall continue in force until12:01 a.m. standard time, on January 1, 2015, unless earlier terminated in accordance with the provisions of the attached Agreement.

The Subscribing Reinsurer's share in the attached Agreement shall be separate and apart from the shares of the other reinsurers, and shall not be joint with the shares of the other reinsurers, it being understood that the Subscribing Reinsurer shall in no event participate in the interests and liabilities of the other reinsurers.

In Witness Whereof, the Subscribing Reinsurer by its duly authorized representative has executed this Contract as of the date specified below:

This

13th                      day of                February

in the year  2014

[Missing Graphic Reference]

RGA Reinsurance Company

  /s/

141L\AOUA0004\5FH                                                                                                     Aon Benfield

Interests and Liabilities Contract

attached to and forming part of the

Accidental Death & Dismemberment Excess of Loss

Reinsurance Agreement

Effective:  January 1, 2014

entered into by and between

The Prudential Insurance Company of America

a New Jersey corporation and
SCOR Global Life USA Reinsurance Company

Leawood, Kansas

(hereinafter referred to as the "Subscribing Reinsurer'')

The Subscribing Reinsurer hereby accepts a 20.0% share in the interests and liabilities of the

"Reinsurer" as set forth in the attached Agreement captioned above.

This Contract shall become effective at 12:01 a.m. standard  time (as set forth in the Company's policies), on January 1, 2014, and shall continue in force until12:01 a.m. standard time, on January 1, 2015, unless earlier terminated in accordance with the provisions of the attached Agreement.

The Subscribing Reinsurer's share in the attached Agreement shall be separate and apart from the shares of the other reinsurers, and shall not be joint with the shares of the other reinsurers, it being understood that the Subscribing Reinsurer shall in no event participate in the interests and liabilities  of the other reinsurers.

In Witness Whereof, the Subscribing Reinsurer by its duly authorized representative has executed this Contract as of the date specified below:

This 28th day of February in the year 2014

SCOR Global Life USA Reinsurance Company

/s/--------------------------------------------------

141L\AQUA0004\55T                                                                                                      Aon Benfield

Interests and Liabilities Contract

attached to and forming part of the

Accidental Death & Dismemberment Excess of Loss
Reinsurance Agreement
Effective: January 1, 2014

entered into by and between

The Prudential Insurance Company of America
a New Jersey corporation

and

ZON Re - USA, LLC
for and on behalf of Zurich American Insurance Company
New York, New York
(hereinafter referred to as the "Subscribing Reinsurer")

The Subscribing Reinsurer hereby accepts a 20.0% share in the interests and liabilities of the
"Reinsurer" as set forth in the attached Agreement captioned above.

This Contract shall become effective at 12:01 a.m. standard time (as set forth in the Company's policies), on January 1, 2014, and shall continue in force until 12:01 a.m. standard time, on January 1, 2015, unless earlier terminated in accordance with the provisions of the attached Agreement.

The Subscribing Reinsurer's share in the attached Agreement shall be separate and apart from the shares of the other reinsurers, and shall not be joint with the shares of the other reinsurers, it being understood that the Subscribing Reinsurer shall in no event participate in the interests and liabilities of the other reinsurers.

In Witness Whereof, the Subscribing Reinsurer by its duly authorized representative has executed this Contract as of the date specified below:

This 18th                                     day of    February

in the year   2014                                      .

ZON Re - USA, LLC

for and on behalf of Zurich American Insurance Company

/s/

[Missing Graphic Reference]

14IL\AQUA0004\115H

Interests and Liabilities Contract

attached to and forming part of the

Accidental Death & Dismemberment  Excess of Loss

Reinsurance Agreement

Effective:  January 1, 2014

entered into by and between

The Prudential Insurance Company of America

a New Jersey corporation and

Certain Underwriting Members of Lloyd's shown in the Signing Page(s) attached hereto (hereinafter referred to as the "Subscribing Reinsurer'')

The Subscribing  Reinsurer  hereby accepts a 10.0% share in the interests and liabilities of the
"Reinsurer" as set forth in the attached Agreement captioned above.

This Contract shall become effective at 12:01 a.m. standard time (as set forth in the Company's policies), on January 1, 2014, and shall continue in force until12:01 a.m. standard time, on January 1, 2015, unless earlier terminated in accordance with the provisions of the attached Agreement.

In any action, suit or proceeding to enforce the Subscribing  Reinsurer's  obligations under the attached Contract, service of process may be made upon Mendes & Mount, LLP,

750SeventhAvenue, NewYork,  NewYork   10019.

Signed for and on behalf of the Subscribing  Reinsurer in the Signing Page(s) attached hereto.

[Missing Graphic Reference]
141L\AQUA0004\Lioyd's                                                                                                    Aon Benfield

Signing Page

attached to and forming part of the Interests and Liabilities Contract with respect to the

Accidental Death & Dismemberment Excess of Loss

Reinsurance Agreement
Effective:  January 1, 2014

entered into by and between

The Prudential Insurance Company of America

and

Certain Underwriting Members of Lloyd's

(Re)Insurer's Liability Clause - LMA3333 (Re)Insurer's liability several not joint

The liability of a (re)insurer under this contract is several and not joint with other (re)insurers party to this contract. A (re)insurer is liable only for the proportion of liability it has underwritten. A (re)insurer is not jointly liable for the proportion of liability underwritten by any other (re)insurer. Nor is a (re)insurer otherwise responsible for any liability of any other (re)insurer that may underwrite this contract.

The proportion of liability under this contract underwritten by a (re)insurer (or, in the case of a Lloyd's syndicate, the total of the proportions underwritten by all the members of the syndicate taken together) is shown next to its stamp. This is subject always to the provision concerning "signing" below.

In the case of a Lloyd's syndicate, each member of the syndicate (rather than the syndicate itself) is a (re)insurer. Each member has underwritten a proportion of the total shown for the syndicate (that total itself being the total of the proportions underwritten by all the members of the syndicate taken together). The liability of each member of the syndicate is several and not joint with other members. A member is liable only for that member's proportion. A member is not jointly liable for any other member's proportion. Nor is any member otherwise responsible for any liability of any other (re)insurer that may underwrite this contract. The business address of each member is Lloyd's, One Lime Street, London EC3M 7HA. The identity of each member of a Lloyd's syndicate and their respective proportion may be obtained by writing to Market Services, Lloyd's, at the above address.

Proportion of liability

Unless there is "signing" (see below), the proportion of liability under this contract underwritten by each (re)insurer (or, in the case of a Lloyd's syndicate, the total of the proportions underwritten by all the members of the syndicate taken together) is shown next to its stamp and is referred to as its "written line".

Where this contract permits, written lines, or certain written lines, may be adjusted ("signed"). In that case a schedule is to be appended to this contract to show the definitive proportion of liability under this contract underwritten by each (re)insurer (or, in the case of a Lloyd's syndicate, the total of the proportions underwritten by all the members of the syndicate taken together). A definitive proportion (or, in the case of a Lloyd's syndicate, the total of the proportions underwritten by all the members of a Lloyd's syndicate taken together) is referred to as a "signed line". The signed lines shown in the schedule will prevail over the written lines unless a proven error in calculation has occurred.

Although reference is made at various points in this clause to "this contract" in the singular, where the circumstances so require this should be read as a reference to contracts in the plural.

[Missing Graphic Reference]

14IL\AQUA0004\Lloyd's

In Witness whereof the General Manager of Lloyd's Policy Signing Office has subscribed his name on behalf of each of us.
LLOYD'S POLICY SIGNING OFFICE,

/s/
                                                 General Manager

If this policy (or any subsequent endorsement) has been produced to you in electronic form, the original document is stored on the Insurer's Market Repository to which your broker has access.

(NM)

Definitive Numbers of Syndicates and Amount, Percentage or Proportion of the Total Sum insured hereunder shared between the Members of those Syndicates.

             The Table of Syndicates referred to on the face of this Policy follows:

BUREAU REFERENCE                                            61967 11/02/2014                                                        BROKER NUMBER                                       1108

PROPORTION %                                                           SYNDICATE                                           UNDERWRITER'S REFERENCE

5.00                                                              4000                                               48690514AA

5.00                                                              3623                                               T8147E14ANLN

          TOTAL LINE
          10.00

No. OF SYNDICATES

2

THE LIST OF UNDERWRITING MEMBERS OF LLOYD'S IS IN RESPECT OF 2014

YEAR OF ACCOUNT

BUREAU USE ONLY

USE372    7623
                                                          EFFECTIVE FROM: 01 JAN 2014

                                                             RISK CODE: KX

[Missing Graphic Reference]